Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the President and Chief Executive Officer and the Chief Financial Officer of Coastal Banking Company, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.             The quarterly report of the Company for the period ended June 30, 2006 as filed with the     Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Randolph C. Kohn
Randolph C. Kohn
Chief Executive Officer
August 11, 2006

/s/ James L. Pate
James L. Pate, III
Chief Financial Officer
August 11, 2006